                                                                   Exhibit 3.107

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                            WESCAM HOLDINGS (US) INC.


     WESCAM HOLDINGS (US) INC., a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY THAT:

     FIRST: That the sole member of the Board of Directors of the Corporation, by written consent of the sole member of the Board of Directors, as filed with the minutes of the Board, approved and adopted on May 21, 1998, the following resolution for amending its Certificate of Incorporation and submitted said amendment to the stockholders of the Corporation for their consideration and approval:

         "RESOLVED, that the fourth article of the Certificate of Incorporation of the Corporation be amended in its entirety to read as follows:

                  "4. The total number of shares of stock which the Corporation shall have authority to issue is One Thousand (1,000) shares of Common Stock; each such share shall have One Dollar ($1.00) par value."

     SECOND: That in lieu of a meeting and vote of stockholders, all the stockholders entitled to vote, have approved and adopted said amendment by unanimous written consent on May 21, 1998, in accordance with the provisions of
Section 228 of the General Corporation Law of the State of Delaware.

     THIRD: The amendment was duly adopted in accordance with the provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, Wescam Holdings (US) Inc. has caused this certificate to be executed by its Vice President this 21st day of May, 1998.

                                    WESCAM HOLDINGS (US) INC.


                                    By:  /s/ Richard Ziemeski
                                         -----------------------------------
                                           Richard Ziemski, Vice President

                          CERTIFICATE OF INCORPORATION

                                       OF

                            WESCAM HOLDINGS (US) INC.

1.   The name of the Corporation is Wescam Holdings (US) Inc.

2. The address of its registered office is 103 Springer Building, 3411 Silverside Road, Wilmington, County of New Castle, Delaware 19810. The name of its registered agent at such address is Organization Services, Inc.

3. The nature of the business to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4. The total number of shares of stock which the Corporation shall have authority to issue is One Hundred (100) shares of common stock; each such share shall have One Dollar ($1.00) par value.

5.   The name and mailing address of each incorporator is as follows:

        NAME                                    ADDRESS
        ----                                    -------
        Gilbert B. Warren                       103 Springer Building
                                                3411 Silverside Road
                                                Wilmington, DE  19810

        Cynthia L. Conner                       103 Springer Building
                                                3411 Silverside Road
                                                Wilmington, DE  19810

6.   The corporation is to have perpetual existence.

7. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the By-Laws of the Corporation.

8. Meetings of stockholders may be held within or without the State of Delaware as the By-Laws may provide. The books of the Corporation may be kept (subject to any provisions contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation. Elections of Directors need not be by written ballot unless the By-Laws of the Corporation shall so provide.

9. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereinafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

10. To the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.


     WE THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate hereby declaring and certifying that this is our act and deed and the facts herein stated are true, accordingly have hereunto set our hands this 29th day of March, 1996.

                                                     /s/ Gilbert B. Warren
                                                     ---------------------------
                                                     Gilbert B. Warren



                                                     /s/ Cynthia L. Conner
                                                     ---------------------------
                                                     Cynthia L. Conner